CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

Exhibit 10.65

AMENDMENT NO. 1 TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

CALCASIEU PASS FUNDING, LLC

This AMENDMENT NO. 1 TO LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of Calcasieu Pass Funding, LLC, a Delaware limited liability company (the “Company”), is entered into as of February 8, 2021 by and among the Company, Venture Global Calcasieu Pass Holding, LLC, a Delaware limited liability company (“Sponsor”), and Stonepeak Bayou Holdings II LP, a Delaware limited partnership (“Investor”). All capitalized terms used but not defined herein shall have the meanings specified in the Original LLCA (as defined below).

RECITALS

WHEREAS, the Company, Sponsor and Investor entered into that certain Limited Liability Company Agreement of the Company dated as of August 19, 2019 (the “Original LLCA”);

WHEREAS, Venture Global LNG, Inc., a Delaware corporation (“VGLNG”), as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the Sponsor as a guarantor thereunder, the other guarantors from time to time party thereto and the banks and other financial institutions from time to time party thereto as lenders are entering into that certain Credit and Guaranty Agreement, dated on or about February 8, 2021 (as amended, restated, amended and restated, extended, supplemented, refinanced, increased or otherwise modified from time to time, the “VGLNG Term Loan”);

WHEREAS, pursuant to the VGLNG Term Loan, VGLNG and the Sponsor are providing certain collateral to the secured parties thereunder in order to secure the obligations under the VGLNG Term Loan. Such collateral includes a pledge by VGLNG of the Equity Interests of the Sponsor and a pledge by the Sponsor of the Equity Interests of the Company owned by it; and

WHEREAS, in connection with the foregoing and pursuant to Section 11.04 of the Original LLCA, Sponsor and Investor have agreed to amend the Original LLCA pursuant to this Amendment, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Amendments.

(a) Section 7.03(a) of the Original LLCA is hereby amended and replaced in its entirety by the following text:

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

“(a) Except pursuant to Transfers permitted by Section 7.02(a) or Section 7.02(b) or any foreclosure (but excluding any subsequent Transfer) of the pledge permitted by Section 7.02(a), no Member shall directly Transfer less than all of its Units or directly Transfer its Units to a Transferee that is not just one (1) Person (or Affiliated group of Persons) without the consent of the other Member, which may be withheld or conditioned at such Member’s sole discretion. Notwithstanding anything to the contrary in this Agreement, except pursuant to Transfers permitted by Section 7.02(a) or Section 7.02(b) or any foreclosure (but excluding any subsequent Transfer) of the pledge permitted by Section 7.02(a), no direct Transfer of Units held by the Sponsor to a third-party shall be made or effective (and any purported such Transfer shall be null and void) prior to the Redemption in Full Date.”

(b) Section 6.03(b) of the Original LLCA is hereby amended by amending and restating the parenthetical at the end of subclause (iii) thereof in its entirety to read as follows:

“(in each case of the foregoing clauses (i) through (iii), other than any pledges in and of themselves (but not, for the avoidance of doubt, other than any foreclosure or other Transfer in connection with such pledges or any enforcement thereof) (A) permitted by Section 7.02(a), (B) of assets of the VGLNG (as defined in the First Amendment to this Agreement, dated as of February 8. 2021) and (C) of Equity Interests held by any direct or indirect parent of the Company that is a subsidiary of the VGLNG, in the case of each of clauses (A) through (C), to secure bona fide third party indebtedness of such Persons pursuant to the VGLNG Term Loan (as defined in the First Amendment to this Agreement, dated as of February 8, 2021)) (each such event described in clauses (i) through (iii) (as modified by the foregoing parenthetical), a “Change in Control Event”)”

2. Miscellaneous Provisions. Sections 8.01 (Governing Law), 11.01 (Notices), 11.04 (Amendments), 11.09 (Severability) and 11.13 (Counterparts) of the Original LLCA are hereby incorporated by reference in this Amendment, mutatis mutandis.

3. Full Force and Effect. Each of Parties confirms that this Amendment is intended to be a part of, and will serve as a valid, written amendment to, the Original LLCA, and each reference in the Original LLCA to “this Agreement” shall be construed to mean the Original LLCA as amended by this Amendment. Except as otherwise set forth in this Amendment, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original LLCA, which are hereby ratified and affirmed in all respects and shall continue in full force and effect, and this Amendment will not operate as an extension or waiver by the parties to the Original LLCA of any other condition, covenant, obligation, right, power or privilege under the Original LLCA.

[Signature Page Follows]

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 83 BY VENTURE GLOBAL, INC.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

VENTURE GLOBAL CALCASIEU PASS HOLDING, LLC

By	/s/ Keith Larson
Name: Keith Larson
Title: Secretary

STONEPEAK BAYOU HOLDINGS II LP

By: Stonepeak Associates III LLC, its general partner

By: Stonepeak GP Holdings III LP, its sole member

By: Stonepeak GP Investors III LLC, its general partner

By: Stonepeak GP Investors Manager LLC, its managing member

By:	/s/ James Wyper
Name: James Wyper
Title: Senior Managing Director

CALCASIEU PASS FUNDING, LLC

By	/s/ Keith Larson
Name: Keith Larson
Title: Secretary

[Signature to Amendment No. 1 to Funding LLCA]